Exhibit 99.1

FOR IMMEDIATE RELEASE

Gary W. Gray
Verilink Corporation
510.771.3354
gary.gray@verilink.com

Verilink Reports Fourth Quarter and Fiscal Year 2005
Financial Results

Company Reports Q4 2005 Revenues of $13.9 Million;
Annual Revenues Up 15% Year over Year to $53 Million

Centennial, CO — July 27, 2005 — Verilink Corporation (Nasdaq: VRLK), a leading provider of broadband access solutions, today reported its financial results for the fourth quarter and fiscal year ended July 1, 2005.

Net sales for the quarter were $13.9 million as compared to $13.8 million in the previous quarter and $13.9 million in the year ago quarter. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2005 was $8.2 million, or $(0.36) per share, compared to a net loss of $2.6 million or $(0.11) per share for the previous quarter and a net loss of $538,000, or $(0.03) per share in the same quarter of fiscal 2004. For full-year fiscal 2005, revenues were $53.3 million and GAAP net loss was $37.5 million, or $(1.68) per share, compared to full year fiscal 2004 revenues of $46.2 million and GAAP net loss of $26,000 or nil per share.

Fourth quarter GAAP results included acquisition-related and other items totaling $6.7 million, which includes impairment charges related to goodwill and intangible assets of $6.5 million, intangible assets amortization of $645,000, credit to restructuring charges of $(417,000), and change in valuation of warrants liability issued in connection with the March 2005 senior convertible notes of $(15,000). Excluding the effects of these items, non-GAAP loss was $1.5 million or $(0.07) per share, compared to a non-GAAP loss for the previous quarter of $2.3 million or $(0.10) per share. For the previous quarter, the net adjustments to reconcile to the GAAP loss were intangible assets amortization of $645,000, credit to restructuring charges of $(42,000), compensation expense related to restricted stock awards of $207,000, and change in valuation of warrants liability issued in connection with the March 2005 senior convertible notes of $(528,000). Fourth quarter fiscal 2004 non-GAAP income was $205,000 or $0.01 per share. For the year-ago quarter, the net adjustment to reconcile to GAAP net loss consisted of $314,000 of intangible assets amortization and compensation expense related to restricted stock awards of $439,000, net of a reduction in restructuring charges of $10,000 (see “Use of Non-GAAP Financial Measures” below).

On an annual basis, GAAP results for fiscal 2005 included acquisition-related and other items totaling $29.5 million, which includes impairment charges related to goodwill and intangible assets of $26.5 million, intangible assets amortization of $2.5 million, compensation expense related to restricted stock awards of $476,000, change in valuation of warrants liability issued in connection with the March 2005 senior convertible notes of $(543,000), direct acquisition costs paid and expensed of $287,000, and restructuring charges of $275,000. Excluding the effects of these items, non-GAAP loss was $7.9 million or

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Verilink Reports Fourth Quarter 2005 Financial Results

$(0.36) per share, compared to non-GAAP income for fiscal 2004 of $3.2 million or $0.21 per share. For fiscal 2004, net adjustments to reconcile to the GAAP loss totaled $3.3 million, including $1 million of intangible assets amortization, compensation expense related to expenses associated with the XEL acquisition of $1.85 million, and restructuring charges of $390,000 related to the consolidation of certain XEL functions into Madison, Alabama.

“Our fiscal year ended with revenues up 15% to $53.3 million, the third consecutive year of increased revenues,” said Leigh S. Belden, President and CEO of Verilink. “For the fourth quarter, revenues were $13.9 million. During the quarter, we continued to streamline our business following acquisitions completed during calendar 2004 and continued to position the company for growth as our carrier customers deploy the next generation of converged services. During the quarter, we announced a wireless access device, strengthening our position in the anticipated high-growth segments of the broadband access market.”

Verilink Fourth Quarter 2005 Summary:

•	Reported revenues of $13.9 million, up slightly from the prior quarter’s revenues of $13.8 million
•	Launched the NetPath 2000 wireless access device for delivery of high-speed data services over cellular networks
•	Expanded the Optical Ethernet portfolio with the introduction of the Orion 7450 Ethernet Over SDH Multiservice Access Platform
•	8000 Series VoIP IAD recognized as one of the “10 Hottest Technologies for 2005” by Telecommunications Magazine for advanced SIP technology
•	Introduced enhanced eLink-300TM IAD with dual T-1 capacity and advanced fail-safe technology
•	Reduced inventory from the prior quarter by $1.6 million, excluding changes in inventory reserves

Verilink Fiscal Year 2005 Highlights:

•	Achieved revenues of $53.3 million for the fiscal year, an increase of 15% year-over-year and the third consecutive year of revenue growth
•	Completed the acquisition of Larscom, broadening product lines and expanding the customer base
•	Revenue growth and market expansion internationally within Asia Pacific and Europe
•	Achieved record shipments of SHARK IADs and increased Professional Services business related to a large RBOC customer
•	Engaged with over fifty carrier customers in evaluations and/or trials for the VoIP-enabled IADs
•	Significant interoperability certification activities with Broadsoft, General Bandwidth, Metaswitch, Nortel, Sylantro, and VocalData (Tekelec) and others
•	8000 Series IAD Awarded “Product of the Year” for 2004 by Internet Telephony Magazine; “Hot Products for 2005” by Xchange Magazine

Conference Call Information

Verilink will hold its regularly scheduled fourth quarter conference call today at 5:00 p.m. ET/3:00 p.m. MT, which will be available via webcast and can be accessed as follows:

Live Webcast: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96086&eventID=1101924

A webcast replay of the conference call will be available approximately two hours following the end of the live call and can be accessed via the “Investor” section of the Company’s website at www.verilink.com.

Verilink Reports Fourth Quarter 2005 Financial Results

Use of Non-GAAP Financial Measures

Non-GAAP income excludes intangible asset amortization, other acquisition-related expenses, impairment charges, restructuring charges, change in valuation of warrants liability and other items and is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP net income or loss. Verilink’s management uses non-GAAP income as a financial measure to evaluate operating performance. Management believes this measure presents the Company’s results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink’s GAAP net income (loss) to non-GAAP income (loss) is set forth below.

About Verilink Corporation

Verilink Corporation (Nasdaq: VRLK) is a leading provider of next-generation broadband access solutions for today’s and tomorrow’s networks. The company develops, manufactures and markets a broad suite of products that enable carriers (ILECs, CLECs, IXCs, and IOCs) and enterprises to build converged access networks to cost-effectively deliver next-generation communications services to their end customers. The company’s products include a complete line of VoIP, VoATM, VoDSL and TDM-based integrated access devices (IADs), optical access products, wire-speed routers, and bandwidth aggregation solutions including CSU/DSUs, multiplexers and DACS. The company also provides turnkey professional services to help carriers plan, manage and accelerate the deployment of new services. Verilink is headquartered in Centennial, CO (metro Denver area) with operations in Madison, AL and Newark, CA and sales offices in the U.S., Europe and Asia. To learn more about Verilink, visit the company’s website at http://www.verilink.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the pursuit of market opportunities, development and expansion of distribution and channel partnering relationships, continuation of certifications in the VoIP access space, expansion of international distribution and customer base, improvement and fluctuations in gross margins, anticipated decline in inventories, continued growth as a result of greater liquidity and working capital from issuance of senior convertible notes, ability to repay interest and note principal in cash, implementation of operating expense controls, expected benefits of acquisitions, future product offerings, expected synergies, cost savings, and margins, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability to successfully integrate acquisitions and achieve expected synergies; the ability to develop and market successfully and in a timely manner new products and to predict market demand for particular products; the impact of competitive products and pricing and of alternative technological advances; the ability to increase sales of acquired product lines; the impact of cost-saving activities; the sufficiency of cash flow to fund operations; risks associated with the Company’s low level of liquidity and “going concern” paragraph in the report of independent registered public accounting firm for the audited fiscal 2004 financial statements; possible negative effects on our customer base, employees and our ability to obtain additional financing; fluctuations in operating results and general industry and economic conditions; costs associated with internal controls; the impact of price and product competition; the impact of customer concentration and the financial strength of customers; and changes in demand for the Company’s products. A discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in Verilink’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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Verilink, the Verilink logo are registered trademarks of Verilink Corporation. All other trademarks or registered trademarks are the property of the respective owners.

Verilink Reports Fourth Quarter 2005 Financial Results

VERILINK CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended

	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004

Net sales	$13,911	$13,853	$53,292	$46,183
Cost of sales(1)	9,113	8,668	35,976	26,466

Gross profit	4,798	5,185	17,316	19,717
Operating expenses:
Research and development(2)	1,662	1,895	7,454	6,876
Selling, general and administrative(3)	4,120	3,784	18,040	12,124
Amortization of acquired intangible assets	645	314	2,546	1,027
Impairment charges	6,500	—	26,484	—
Restructuring charges	(417)	(10)	275	390

Income (loss) from operations	(7,712)	(798)	(37,483)	(700)
Interest and other income, net(4)	169	292	1,164	927
Interest expense	(705)	(32)	(1,133)	(253)

Income (loss) before provision for income taxes	(8,248)	(538)	(37,452)	(26)
Provision for income taxes	—	—	—	—

Net income (loss)	$(8,248)	$(538)	$(37,452)	$(26)

Earnings (loss) per share:
Basic	$(0.36)	$(0.03)	$(1.68)	$(0.00)

Diluted	$(0.36)	$(0.03)	$(1.68)	$(0.00)

Weighted average shares outstanding:
Basic	23,011	16,131	22,316	15,170

Diluted	23,011	16,131	22,316	15,170

Notes:
(1) Cost of sales includes the following:
Cash bonuses	$—	$—	$—	$50
Retention bonuses accrued	—	12	28	20
Compensation expense on stock awards	—	20	120	178

	$—	$32	$148	$248

(2) Research and development expenses includes the following:
Cash bonuses	$—	$—	$—	$50
Retention bonuses accrued	—	13	29	21
Compensation expense on stock awards	—	12	110	170

	$—	$25	$139	$241

(3) Selling, general and administrative expenses includes the following:
Cash bonuses	$—	$—	$—	$250
Retention bonuses accrued	—	146	61	188
Compensation expense on stock awards	—	407	246	1,147
Direct acquisition costs paid and expensed	—	314	287	579

	$—	$867	$594	$2,164

(4) Interest and other income, net includes the following
Income from reduction in convertible note due to accrual of retention bonuses noted above	$—	$171	$118	$229
Change in valuation of warrants liability	15	—	543	—

	$15	$171	$661	$229

Verilink Reports Fourth Quarter 2005 Financial Results

VERILINK CORPORATION
Reconciliation of GAAP Net Income (Loss) to Pro Forma Non-GAAP Income (Loss)
(Unaudited, in thousands)

	Three Months Ended		Year Ended

	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004

GAAP net income (loss)	$(8,248)	$(538)	$(37,452)	$(26)
Acquisition-related and other items:
Cash bonuses paid in connection with XEL acquisition	—	—	—	350
Retention bonuses accrued in connection with XEL acquisition, net of impact from reduction in convertible notes	—	—	—	—
Compensation expense related to stock and restricted stock awards	—	439	476	1,495
Amortization of acquired intangible assets	645	314	2,546	1,026
Impairment charges	6,500	—	26,484	—
Restructuring charges	(417)	(10)	275	390
Change in valuation of warrants liability	(15)	—	(543)	—
Direct acquisition costs paid and expensed	—	—	287	—

Pro forma non-GAAP income (loss)	$(1,535)	$205	$(7,927)	$3,235

Pro forma non-GAAP adjustments: The pro forma non-GAAP adjustments above are based on our unaudited consolidated statements of operations for the periods shown. These adjustments relate to other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the 6000/8000 IAD product line in January 2003, the acquisition of the Miniplex product line in July 2003, the acquisition of XEL Communications, Inc. in February 2004, and the acquisition of Larscom Incorporated in July 2004; compensation expense recorded from stock grants and restricted stock grants awarded following the XEL acquisition; compensation expense related to bonuses to be paid to certain XEL employees after the acquisition, net of impact on convertible notes payable; impairment charges related to goodwill and intangible assets; restructuring charges related to the consolidation of certain operations, administrative, and engineering functions; direct acquisition costs paid and expensed related to the Larscom acquisition; and change in valuation of warrants liability issued in connection with the private placement in March 2005. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

Verilink Reports Fourth Quarter 2005 Financial Results

VERILINK CORPORATION
GAAP Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	July 1, 2005	July 2, 2004

ASSETS
Current assets:
Cash and cash equivalents	$3,504	$3,448
Restricted cash	333	—
Accounts receivable, net	10,068	7,881
Inventories, net	5,256	6,010
Other current assets	744	941

Total current assets	19,905	18,280
Property held for lease, net	6,076	6,269
Property, plant and equipment, net	1,697	1,381
Goodwill	1,114	9,887
Other intangible assets, net	13,253	9,182
Other assets	283	1,139

Total assets	$42,328	$46,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$20,792	$15,502
Long-term liabilities	5,764	6,262
Stockholders’ equity	15,772	24,374

Total liabilities and stockholders’ equity	$42,328	$46,138

Verilink Reports Fourth Quarter 2005 Financial Results

VERILINK CORPORATION
Tested Working Capital
(as defined in the Company’s Senior Convertible Notes)

The terms of the Company’s senior convertible notes require the Company to include the amount of its “tested working capital”, as defined in the senior convertible notes, in the quarterly announcement of its operating results. At July 1, 2005, tested working capital was $8.88 million, which was greater than the $8 million target level under the terms of the notes. Tested working capital is a non-GAAP financial measure and is not provided as a measure of the company’s operating performance or liquidity and is not used by the company as a measure of performance or liquidity. Tested working capital is provided herein solely as supplemental information with respect to the special installment payment requirements under the notes. For a description of the tested working capital requirements under the notes, see the company’s Current Report on Form 8-K/A, dated April 19, 2005. A reconciliation of non-GAAP tested working capital to GAAP working capital as of July 1, 2005 is set forth below.

Tested Working Capital:
Cash and cash equivalents	$3,504
Accounts receivable, net	10,068
Other receivables, included in other current assets	254
Less: Accounts payable	(4,944)

Tested Working Capital	8,882
Other components of GAAP working capital:
Restricted cash	333
Inventories, net	5,256
Other current assets, excluding other receivables above	490
Less: Current liabilities other than accounts payable	(15,848)

GAAP working capital (deficit)	$(887)